Exhibit 99.1

For Immediate Release:	Contact:	Adam J. Jeamel
January 12, 2015		Vice President, Corporate Communications
United Bank
860-291-3765 ajeamel@bankatunited.com

United Bank Adds Four More Top Commercial Bankers in Mass.;
Local Bankers to Cover Greater Springfield Market

(Glastonbury, Conn., January 12, 2015) - William H.W. Crawford, IV, Chief Executive Officer of United Financial Bancorp, Inc. (NASDAQ: UBNK) and United Bank of Glastonbury, Conn., today announced that United Bank has added four more senior level commercial bankers to join the Bank, this time strategic hires for the Greater Springfield Commercial Banking Team.

This is the second major announcement United Bank has made in the past week regarding a successful recruitment of a team of top commercial bankers who are widely known in their respective markets and who bring with them decades of commercial banking experience and a strong commitment to the community. Last week, United announced a commercial team from Santander, N.A. they hired to cover the Greater Worcester, Massachusetts market.

United recruited the following bankers from People’s United Bank to build on the experience and local presence of the other commercial bankers the Bank has covering the Greater Springfield region: Dan Flynn, Executive Vice President & Chief Operating Officer for Wholesale Banking; Tony Liberopoulos, Senior Vice President & Commercial Banking Regional Executive; and Rick Rabideau, Senior Vice President & Commercial Banking Team Leader.

“Just like we said when we announced our Worcester Commercial Banking Team last week, our goal is to make Greater Springfield a robust commercial growth market for United. The individuals we recruited, in conjunction with our Commercial teammates we already have covering the market, along with Dena Hall our Western Massachusetts Regional President, will position us to achieve great success in this region of Massachusetts,” said Crawford. “Dan, Tony and Rick not only bring a proven record of developing and maintaining profitable business development opportunities but they have deep personal and professional ties to the community. They are a perfect complement to what we are trying to do in the Greater Springfield region as a commercial bank and a good corporate citizen.”

The three commercial bankers from People’s United Bank who are joining United’s Greater Springfield Commercial Banking Team are:

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Dan Flynn, Executive Vice President & Chief Operating Officer for Wholesale Banking, will report to David C. Paulson, Executive Vice President & Head of Wholesale Banking. Flynn’s primary role will be to drive numerous enterprise-wide commercial banking functions for United’s Wholesale Banking Team. He will have oversight of United’s Greater Springfield commercial banking operations, as well as management responsibilities for the Bank’s Shared National Credit business and all Business Banking teams. Flynn, who has significant name recognition in the Western Massachusetts region, comes to United Bank with over three decades of commercial banking know-how, including vast experience in individual production, senior management and team building.

Most recently, Flynn was Senior Vice President & Market Manager at People’s United Bank primarily for Western Massachusetts for seven years where he was responsible for managing and coordinating all aspects of C&I lending activities. In his previous roles as Senior Vice President and Market Manager at People’s United Bank, he held similar responsibilities for managing and coordinating all aspects of a significant C&I portfolio in the Central Massachusetts, Western Massachusetts and Vermont markets. Before People’s United acquired Bank of Western Massachusetts, Flynn was Executive Vice President & Senior Lender from 1989 to 2009 for the Bank of Western Massachusetts.

Flynn, a resident of Longmeadow, Mass., is also well-known for his involvement in the community, including with the YMCA of Greater Springfield, Springfield Chamber of Commerce and the Ronald McDonald House of Springfield.

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He earned a Bachelor’s degree in Business Administration and Master’s of Business Administration from Rollins College in Winter Park, Florida.

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Tony Liberopoulos, Senior Vice President & Commercial Banking Regional Executive, who will be directly responsible for the Bank’s commercial banking practice in Greater Springfield, brings to United 27 years of commercial banking experience, most recently holding the position of Senior Vice President & Regional Manager for People’s United Bank in Springfield. Liberopoulos also spent more than decade at Fleet Bank and BayBank in various positions including underwriting, loan resolution and lending.

Liberopoulos, who resides in Feeding Hills, Massachusetts, is also very active in the Western Massachusetts community where he serves on the Advisory Board for the Ronald McDonald Houses of Connecticut and Western Massachusetts and a volunteer for the Make-A-Wish Foundation of Massachusetts and Rhode Island. He earned a Bachelor’s degree and Master’s degree from American International College in Springfield.

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Rick Rabideau, Senior Vice President & Commercial Banking Team Leader, also comes to United from People’s United Bank where he most recently served as Senior Vice President & Team Leader. Rabideau will take on a dual responsibility with United as a Commercial Banking Officer focusing on developing and growing commercial banking opportunities as well as a player-coach role in leading and mentoring other teammates on the commercial team.

Rabideau’s career in banking started in 1986 with Shawmut Bank, where he was a commercial banker from 1988 to 1996. He then joined First International Bank/UPS Capital, eventually ascending to Senior Vice President with the key responsibility of managing 10 lenders who made up the Springfield and Hartford market lending units. In 2008, Rabideau joined People’s United Bank. Rabideau, a resident of Longmeadow, Massachusetts, is a graduate of Holy Cross in Worcester, Massachusetts.

The fourth key hire for United Bank in the Greater Springfield market is Sheryl McQuade, Senior Vice President & Massachusetts Senior Credit Officer.

McQuade has over 25 years of corporate and commercial banking experience, most recently serving as Senior Vice President, Commercial Regional Leader for Berkshire Bank where she was responsible for all commercial teams and production in Connecticut. McQuade worked for Bank of America and predecessor banks in a variety of senior production and credit roles for the business banking, middle market and corporate banking divisions. McQuade is a Director for the Greater Hartford YMCA, Connecticut Business & Industry Association (CBIA) and Hartford Economic Development Corporation (HEDCO).

In addition to these commercial bankers, other key members on United’s Greater Springfield Commercial Banking Team are: Diane LaCosse, Senior Vice President, Commercial Banking Officer; Karen Kusiak, Vice President, C&I Credit Officer; Cheryl Pesto, Vice President, Cash Management; Donna Easton-Vicalvi, Vice President, Government Banking; and Nicholas Devanski, Commercial Banking Officer.

“If you look at the teams we’ve recently recruited away from other banks to come to United - including top commercial bankers from TD Bank in Fairfield County, Santander in Worcester and now People’s United Bank in Springfield, you’ll see that we’ve made strategic hires that will not only enhance our presence and reputation in these areas but make them all strong commercial growth markets for us. It’s creating a lot of excitement within our Commercial Banking Division and bolsters our position and reputation in the market as more than just a player but a leading and competitive commercial bank among our peers in Massachusetts and Connecticut,” Crawford added.

Flynn, Liberopoulos, and Rabideau started with United on Monday, January 12, 2015.

About United Bank:
On April 30, 2014, United Bank (established in 1882) and Rockville Bank (established 1858) completed a transformational merger of equals by bringing together two financially strong, independent-minded institutions to create the premier community bank in New England with more than 50 branches in two states and over $5.0 billion in assets.  The new United Bank is a state chartered bank headquartered in Glastonbury Conn. with regional offices throughout Connecticut and Massachusetts. For more information on United Bank, please visit www.bankatunited.com.

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